            As filed with the Securities and Exchange Commission on May 25, 2001

Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ENODIS PLC
             (Exact name of Registrant as specified in its charter)


        England and Wales                             Not Applicable
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                     Washington House, 40-41 Conduit Street
                         London W1S 2YQ, United Kingdom
     (Address, including code, of Registrant's principal executive offices)

                            ------------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                    ENODIS 2001 EXECUTIVE SHARE OPTION SCHEME
                          ENODIS SHARE MATCHING SCHEME
                       1995 EXECUTIVE SHARE OPTION SCHEME
                            (Full title of the Plans)

                            ------------------------

                       David R. Hooper, Company Secretary
                                   Enodis plc
                                Washington House
                              40-41 Conduit Street
                         London W1S 2YQ, United Kingdom
                                (44) 207-304-6000
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                            Pamela E. Flaherty, Esq.
                    Shack Siegel Katz Flaherty & Goodman P.C.
                          530 Fifth Avenue, 16th Floor
                            New York, New York 10036
                                 (212) 782-0700

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================

                                                                     Proposed maximum
                                                    Amount to be      offering price          Proposed        Amount of
               Title of securities                    registered    per ordinary share   maximum aggregate   Registration
               to be registered (1)                      (2)               (3)             offering price      Fee (3)
--------------------------------------------------------------------------------------------------------------------------
Ordinary shares, nominal value 50 pence each,        15,200,000           $1.67             $25,384,000         $6,346
represented by American Depositary Shares              shares

==========================================================================================================================

(1) A separate registration statement on Form F-6, as amended (File No. 333-12102), is effective covering the American Depositary Shares ("ADSs") representing the ordinary shares registered by this registration statement. Each ADS represents four ordinary shares of the Registrant and is issuable upon the deposit of ordinary shares with the depositary for the ADSs.

(2) This registration statement covers ordinary shares underlying ADSs issuable under the four employee plans (the "Plans") listed on the cover page. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of ADSs or other shares which may become issuable pursuant to the anti-dilution provisions of the Plans.

(3) The fee is computed, in accordance Rule 457(h)(1) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's ADSs reported on the New York Stock Exchange on May 23, 2001.

                                EXPLANATORY NOTE:

         Enodis plc is filing this registration statement on Form S-8 with the SEC to register the offer and sale, in accordance with Rule 415 under the Securities Act, of a total of up to 15,200,000 ordinary shares, represented by 3,800,000 ADSs that may be awarded to eligible employees, primarily in the U.S. and Canada, under its Employee Stock Purchase Plan, the Enodis 2001 Executive Share Option Scheme, the Enodis Share Matching Scheme and its 1995 Executive Share Option Scheme. A separate registration statement on Form F-6, as amended (File No. 333-12102), has been filed with the SEC registering the ADSs.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant's Annual Report on Form 20-F for the fiscal year ended September 30, 2000, filed on April 12, 2001, its Amended Report of Foreign Issuer on Form 6-K/A, filed April 23, 2001, its Report of Foreign Issuer on Form 6-K, filed May 24, 2001, and the description of the Registrant's ordinary shares and American Depositary Shares contained in the Registrant's registration statement on Form

20-F/A (File No. 1-15032), filed on July 5, 2000 under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by this reference and made a part of this registration statement.

         All documents subsequently filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Articles of Association contain a provision to the effect that, so far as permitted by English law, the directors and secretary shall be indemnified out of the assets of the Registrant against liabilities incurred by them in the proper execution of their duties or powers in relation to the affairs of the Registrant. The Companies Act 1985 prevents further protection by stating that any provision to indemnify an officer from liability for negligence, default, breach of duty or breach of trust shall be void. The indemnity does, however, apply to costs and liabilities incurred in or arising from defending proceedings where the directors or the secretary are acquitted, where judgment is found in their favor, where no material breach of duty is found on their part or where relief is granted to them by the court in respect of liability for negligence, default, breach of duty or breach of trust.

         The Registrant has purchased a directors and officers liability and corporate reimbursement insurance policy. The policy covers up to (pound)25 million in the aggregate, plus one round the clock reinstatement of the limit of liability. There is a deductible in the amount of $100,000 in respect of any claim in a U.S. court of law or elsewhere to enforce a U.S. judgment.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         On December 21, 2000, options to purchase a total of 161,065 ordinary shares were granted to two employees of the Registrant or its subsidiaries residing in the U.S. under its 1995 Executive Share Option Scheme. In addition, on January 22, 2001, options to purchase a total of 2,517,903 ordinary shares were granted to 120 employees of the Registrant or its subsidiaries residing in the U.S. under the Enodis 2001 Executive Share Option Scheme.

         The grant of these options, in each case, was exempt from registration under Section 4(2) of the Securities Act, which covers transactions by an issuer not involving any public offering. All of these options were granted subject to the restriction that the optionee may not resell any securities received upon exercise of the option unless the resale is registered or there is an available exemption from registration. Normally, the options are not exercisable until three years after the date of grant and unless specified performance conditions have been met. Some exceptions apply in circumstances where an employee leaves the registrant's employ or upon a change of control. The exercise price for all of the options is the closing price of the ordinary shares at the time of grant. The Registrant has not made any other grants, offers or sales of restricted securities in the U.S. since the Registrant's securities were registered under the Securities Exchange Act of 1934 in July 2000. No other restricted securities will be offered or resold under this registration statement.

Item 8.  Exhibits.

Exhibit
 Number      Description
--------     -----------

4.1 Certificate of Incorporation, as amended, and Memorandum of Association of the Registrant, as amended.*

4.2        Articles of Association of the Registrant, as amended.*

4.3 The Registrant's Employee Stock Purchase Plan and Form of Subscription Agreement.

4.4        Enodis 2001 Executive Share Option Scheme.

4.5        Enodis Share Matching Scheme.

4.6        The Registrant's 1995 Executive Share Option Scheme.*

4.7 Form of Deposit Agreement among the Registrant, The Bank of New York and the owners of the Registrant's ADRs and form of ADR.*

5 Opinion of Clifford Chance Limited Liability Partnership, English counsel for Registrant.

23         Consent of Independent Accountants.

24         Power of Attorney (included on the signature page hereof).
-------------------------

       * Incorporated by reference to the Registrant's Registration Statement on Form 20-F/A, filed on July 5, 2000 (File No. 1-15032).

Item 9.  Undertakings.

       a.    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on the 23rd day of May, 2001.

                                      ENODIS PLC

                                      By:      /s/ Andrew J. Allner
                                          --------------------------------------
                                               Andrew J. Allner,
                                               Chief Financial Officer

                                Power of Attorney

         Each person whose signature to this Registration Statement appears below hereby appoints Andrew J. Allner and Andrew F. Roake, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Date                           Title
---------                     ----                           -----
/s/ Andrew J. Allner          May 23, 2001          Chief Financial Officer (Principal Financial and Principal
--------------------
Andrew J. Allner                                    Accounting Officer) and Director*

/s/ Andrew F. Roake           May 12, 2001          Chief Operating Officer and Director*
-------------------
Andrew F. Roake

/s/ Peter M. Brooks           May 11, 2001          Chairman of the Board of Directors
-------------------
Peter M. Brooks

/s/ G. Eryl Morris            May 11, 2001          Senior Independent Director
------------------
G. Eryl Morris

/s/ Robert Briggs             May 23, 2001          Director
-----------------
Robert Briggs

/s/ Waldemar Schmidt          May 23, 2001          Director
--------------------
Waldemar Schmidt

-------------------------

       * These two officers are temporarily sharing the duties of Principal Executive Officer until the Registrant engages a new Chief Executive Officer.

                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

4.1 Certificate of Incorporation, as amended, and Memorandum of Association of the Registrant, as amended.*

4.2         Articles of Association of the Registrant, as amended.*

4.3 The Registrant's Employee Stock Purchase Plan and Form of Subscription Agreement.

4.4         Enodis 2001 Executive Share Option Scheme.

4.5         Enodis Share Matching Scheme.

4.6         The Registrant's 1995 Executive Share Option Scheme.*

4.7 Form of Deposit Agreement among the Registrant, The Bank of New York and the owners of the Registrant's ADRs and form of ADR.*

5 Opinion of Clifford Chance Limited Liability Partnership, English counsel for Registrant.

23          Consent of Independent Accountants.

24          Power of Attorney (included on the signature page hereof).
-------------------------

         * Incorporated by reference to the Registrant's Registration Statement on Form 20-F/A, filed on July 5, 2000 (File No. 1-15032).